UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2021

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2021, Digital Turbine, Inc. (the “Company”), Digital Turbine Media, Inc., a wholly-owned subsidiary of the Company (“DT Media”), and Digital Turbine AdColony AS, a wholly-owned subsidiary of the Company, entered into an Amendment to Share Purchase Agreement (the “Amendment Agreement”) to the previously-reported Share Purchase Agreement (the “Purchase Agreement”) with AdColony Holding AS, a Norway company (“AdColony”), and Otello Corporation ASA, a Norway company (“Otello”). The Company completed the acquisition of AdColony on April 29, 2021. Pursuant to the Amendment Agreement, the Company and Otello agreed to set a fixed dollar amount of $204,500,000 for the earn-out payment obligation amount, to set January 15, 2022 as the payment due date for such payment amount, and to eliminate all the Company’s earn-out support obligations under the Purchase Agreement.

The description of the Amendment Agreement provided herein is qualified by reference to the Amendment Agreement, which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

10.1	Amendment to Share Purchase Agreement, dated as of August 27, 2021, by and among Digital Turbine, Inc., Digital Turbine Media, Inc., Digital Turbine AdColony AS, AdColony Holding AS, and Otello Corporation ASA

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2021	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer